Exhibit 24.1

HEWITT ASSOCIATES, INC.

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale L. Gifford, Dan A. DeCanniere and John M. Ryan, and each of them (each with full power to act alone), his or her true and lawful attorneys-in-fact and grants, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and affix the undersigned’s name as an officer and/or director of Hewitt Associates, Inc. (the “Company”) to (i) the registration statement of the Company on Form S-4, or other appropriate form, for the purpose of registering under the Securities Act of 1933, as amended, a number of shares of Class A common stock of the Company to be issued in exchange for the outstanding shares of common stock of Exult, Inc., upon consummation of the proposed merger of Exult, Inc. with and into a wholly-owned subsidiary of the Company, and (ii) any and all amendments, including post-effective amendments, to such registration statement and any related registration statement filed pursuant to Rule 462(b) under the same, with all exhibits thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the registration statement; granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have executed this Powers of Attorney as of July 5, 2004.

/s/ Dale L. Gifford Dale L. Gifford	/s/ Dan A. DeCanniere Dan A. DeCanniere

/s/ Bryan J. Doyle Bryan J. Doyle	/s/ Cheryl A. Francis Cheryl A. Francis

/s/ Julie S. Gordon Julie S. Gordon	/s/ Daniel J. Holland Daniel J. Holland

/s/ Michele M. Hunt Michele M. Hunt	/s/ James P. Kelly James P. Kelly

/s/ Cary D. McMillan Cary D. McMillan	/s/ Steven P. Stanbrook Steven P. Stanbrook

/s/ Michael E. Greenlees Michael E. Greenlees